Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On December 22, 2003, The News Corporation Limited (“News Corporation”) acquired a 34% interest in Hughes Electronics Corporation (“Hughes”) for total consideration of approximately $6.8 billion. General Motors Corporation (“GM”) sold its 19.8% interest in Hughes to News Corporation in exchange for approximately $3.1 billion in cash, and 28.6 million American Depositary Shares, each representing four News Corporation preferred limited voting ordinary shares (“News Corporation Preferred ADSs”), valued at approximately $800 million. News Corporation acquired an additional 14.2% of Hughes from the former GM Class H common stockholders in exchange for approximately 102.1 million News Corporation Preferred ADSs valued at $2.9 billion. Immediately following the acquisition, News Corporation transferred its entire 34% interest in Hughes to Fox Entertainment Group, Inc. (the “Company”) in exchange for two promissory notes totaling $4.5 billion and approximately 74.5 million shares of the Company’s Class A common stock valued at $2.3 billion (the “Transactions”). One of the promissory notes the Company issued to News Corporation is in the amount of $2 billion, bears interest at a rate of LIBOR plus 1% per annum, and matures on June 30, 2009. The other promissory note the Company issued to News Corporation is in the amount of $2.5 billion, bears interest at 8% per annum and has a maturity date of June 30, 2009, which can be extended at the Company’s option for not more than two successive one-year periods. The issuance of approximately 74.5 million shares of Class A common stock to News Corporation increased its equity interest in the Company from approximately 80.6% to approximately 82%, while its voting power remained at 97%. For financial reporting purposes, in accordance with Emerging Issues Task Force No. 90-5, “Exchange of Ownership Interests between Entities under Common Control,” the Company recognized the Transactions based upon the acquired basis of News Corporation and issued equity and promissory notes to News Corporation at that value. The Company is accounting for its interest in Hughes in accordance with Accounting Principles Board Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock.”

The following unaudited pro forma consolidated condensed statements of operations for the six months ended December 31, 2003 and for the year ended June 30, 2003 have been derived from the Company’s historical financial statements. The unaudited pro forma consolidated condensed statements of operations for the six months ended December 31, 2003 and the year ended June 30, 2003, reflect the Transactions as if they had occurred on July 1, 2002. A pro forma balance sheet has not been presented since the Transactions were reflected in the Company’s Unaudited Consolidated Condensed Balance Sheet as of December 31, 2003 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 filed with the Securities and Exchange Commission on February 11, 2004.

Certain pro forma adjustments described in the accompanying notes are based on estimates and various assumptions that the Company believes are reasonable. Certain amounts and percentages have been rounded for presentation purposes. Accordingly, certain arithmetic operations may not be recalculated exactly.

The unaudited pro forma consolidated condensed statements of operations are not intended to be indicative of either future results of operations or results that might have been achieved had the Transactions actually occurred on the dates specified. In the opinion of the Company’s management, all adjustments necessary to fairly present such unaudited pro forma consolidated condensed statements of operations have been made based upon the terms of the Transactions.

The unaudited pro forma consolidated condensed statements of operations should be read in conjunction with the Company’s financial statements, including the respective notes thereto, as of and for the six months ended December 31, 2003, which are contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 and as of and for the year ended June 30, 2003, contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

FOX ENTERTAINMENT GROUP, INC.

Unaudited Pro Forma Consolidated Condensed Statement of Operations

For the Six Months Ended December 31, 2003

(in millions, except per share amounts)

	FEG Historical	Pro Forma Adjustments		As Adjusted
Revenues	$6,138			$6,138
Expenses:
Operating	4,275			4,275
Selling, general and administrative	608			608
Depreciation and amortization	86			86

Operating income	1,169			1,169
Other income (expense):
Interest expense, net	(23)	(117	)(a)	(140)
Equity earnings (losses) of affiliates	5	(92	)(b)	(87)
Minority interest in subsidiaries	(3)			(3)
Other, net	19			19

Income before provision for income taxes	1,167	(209)		958
Provision for income tax expense on a stand-alone basis	(436)	84	(c)	(352)

Net income	$731	$(125)		$606

Basic and diluted earnings per share	$0.81			$0.62

Basic and diluted weighted average number of common equivalent shares outstanding	902	72	(d)	974

The accompanying notes are an integral part of the

Unaudited Pro Forma Consolidated Condensed Financial Statements.

FOX ENTERTAINMENT GROUP, INC.

Unaudited Pro Forma Consolidated Condensed Statement of Operations

For the Year Ended June 30, 2003

(in millions, except per share amounts)

	FEG Historical	Pro Forma Adjustments		As Adjusted
Revenues	$11,002			$11,002
Expenses:
Operating	7,693			7,693
Selling, general and administrative	1,343			1,343
Depreciation and amortization	183			183

Operating income	1,783			1,783
Other income (expense):
Interest expense, net	(136)	(248	)(a)	(384)
Equity earnings (losses) of affiliates	(1)	71	(b)	70
Minority interest in subsidiaries	(29)			(29)

Income before provision for income taxes	1,617	(177)		1,440
Provision for income tax expense on a stand-alone basis	(586)	71	(c)	(515)

Net income	$1,031	$(106)		$925

Basic and diluted earnings per share	$1.17			$0.97

Basic and diluted weighted average number of common equivalent shares outstanding	881	75	(d)	956

The accompanying notes are an integral part of the

Unaudited Pro Forma Consolidated Condensed Financial Statements.

FOX ENTERTAINMENT GROUP, INC.

Notes to the Unaudited Pro Forma Consolidated Condensed Statement of Operations

(a)	Records interest expense on the $4.5 billion of promissory notes issued to News Corporation in connection with the Transactions. The effect on net income of a 1/8 percent variance in the interest rate on the variable rate $2.0 billion promissory note is $750,000 and $1.5 million for the six months ended December 31, 2003 and the fiscal year ended June 30, 2003, respectively.

(b)	Records the Company’s 34% equity earnings (losses) of Hughes. A significant portion of the purchase price reflects the excess of fair value over book value of the Company’s 34% interest in Hughes’ underlying net assets. This excess is being preliminarily treated as goodwill, which is not amortized in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” The allocation of the excess is not final and is subject to changes upon completion of final valuations of certain assets. A future reduction in goodwill for additional value to be assigned to identifiable intangible assets or tangible assets could reduce future equity earnings recognized by the Company. For every $100 million reduction in goodwill for additional value to be assigned to identifiable intangible assets or tangible assets, equity earnings (losses) of affiliates would decrease by approximately $7 million of amortization expense assuming an average useful life of 15 years.

(c)	Records income tax on the pro forma adjustments at the statutory rate.

(d)	Records the issuance of 74.5 million shares of Class A common stock on December 22, 2003 in connection with the Transactions. The weighted average shares outstanding of the Company included the 74.5 million shares of Class A common stock as if they were issued and outstanding for the entire fiscal year ended June 30, 2003 and six months ended December 31, 2003. A portion of the 74.5 million shares of Class A common stock issued in connection with the Transactions was included in the weighted average number of common equivalent shares outstanding for the Company’s historical financials for the six months ended December 31, 2003.